SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2010

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32194	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Washington Street Norwalk, Connecticut	06854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 852-5666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2010, EDGAR Online, Inc. (the “Registrant”) announced that John C. Ferrara, the Chief Financial Officer of the Registrant, will resign from the Company, effective March 31, 2010 (the “Separation Date”). Mr. Ferrara will continue serving as CFO until March 31, 2010 to assist the Company in filing its 2009 Annual Report on Form 10-K.

Subsequent to the Separation Date, the Registrant will pay Mr. Ferrara $187,500, minus all required tax withholdings, representing ten (10) months salary, payable in cash in accordance with the Company’s regular payroll practices, over the ten (10) months beginning on the Separation Date (the “Severance Period”). Of the unvested options to purchase 76,666 shares of the Registrant’s common stock currently owned by Mr. Ferrara, options to purchase 50,000 shares will vest on the Separation Date, and the options to purchase the remaining 26,666 shares will terminate on that date. The Registrant will also continue Mr. Ferrara’s health and dental benefits during the Severance Period.

Mr. Ferrara and the Company have agreed to customary mutual release and non-disparagement covenants, and Mr. Ferrara will comply with non-solicit and non-compete restrictions for the duration of the Severance Period.

The Registrant has initiated a search for a new Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

By:	/s/ Philip D. Moyer
Philip D. Moyer
Chief Executive Officer and President

Dated: March 19, 2010